SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2007

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01: Other Events

mPhase Technologies, Inc. announced today that is forming a new media subsidiary, Granita Media, Inc, a Delaware corporation, that will provide targeted advertising to viewers of IPTV delivered by telephone service providers using mPhase’s TV+ middleware. Through the use of specific viewer demographics such as age, gender and defined consumer preferences, it is believed that a new form of broadcast television advertising could develop that is more powerful and focused than is currently being used by broadcasters. It is believed that targeted advertising software to be developed by Granita Media, Inc. will enhance mPhase’s TV+ middleware by offering a source of additional revenues for a telephone service provider deploying IPTV.

Exhibit 99.1: Press release dated June 20, 2007 of mPhase Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: June 20, 2007